Exhibit 5.0

                                   LAW OFFICES
                      ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                           12TH FLOOR 734 15TH STREET,
                                      N.W.
                             WASHINGTON, D.C. 20005

                                      -----

TIMOTHY B. MATZ          TELEPHONE: (202) 347-0300
                         FACSIMILE: (202) 347-2172
STEPHEN M. EGE                                         DAVID MAX SELTZER
RAYMOND A. TIERNAN                                     ERIC M. MARION
GERARD L. HAWKINS             WWW.EMTH.COM             _____________________
JOHN P. SOUKENIK*
GERALD F. HEUPEL, JR.                                  SENIOR COUNSEL
JEFFREY A. KOEPPEL                                     W. MICHAEL HERRICK
PHILIP ROSS BEVAN
HUGH T. WILKINSON
KEVIN M. HOULIHAN
KENNETH B. TABACH                                      OF COUNSEL

                                                       JACK I. ELIAS (1918-2003)
*NOT ADMITTED IN D.C.                                  SHERYL JONES ALU

                                  May 11, 2004

                                    VIA EDGAR


Board of Directors
Minden Bancorp, Inc.
415 Main Street
Minden, Louisiana 71055

         Re:      Registration Statement on Form S-8
                  65,464 Shares of Common Stock

Gentlemen:

     We are special counsel to Minden Bancorp, Inc., a United States corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration of up to 65,464 shares of common stock of the Corporation, par value $.01 per share ("Common Stock"), to be issued pursuant to the Minden Bancorp, Inc. 2003 Stock Option Plan (the "Option Plan") upon the exercise of stock options ("Stock Options"). The Registration Statement also registers an indeterminate number of additional shares which may be necessary under the Option Plan to adjust the number of shares registered thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Corporation. We have been requested by the Corporation to furnish an opinion to be included as an exhibit to the Registration Statement.



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Board of Directors
May 11, 2004
Page 2

     For this purpose, we have reviewed the Registration Statement, the Federal Stock Charter and the Bylaws of the Corporation, the Option Plan, a specimen stock certificate evidencing the Common Stock of the Corporation and such other corporate records and documents as we have deemed appropriate for the purposes of this opinion. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Corporation and such other instruments, certificates and representations of public officials, officers and representatives of the Corporation as we have deemed applicable or relevant as a basis for the opinions set forth below. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for the purposes of this opinion.

     For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to Stock Options granted under the terms of the Option Plan will continue to be validly authorized on the dates the Common Stock is issued pursuant to the Stock Options; (ii) on the dates the Stock Options are exercised, the Stock Options granted under the terms of the Option Plan will constitute valid, legal and binding obligations of the Corporation and will be enforceable as to the Corporation in accordance with their terms (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally);
(iii) the Stock Options are exercised in accordance with their terms and the exercise price therefor is paid in accordance with the terms thereof; (iv) no change occurs in applicable law or the pertinent facts; and (v) the provisions of "blue sky" and other securities laws as may be applicable will have been complied with to the extent required.

     Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Option Plan, when issued and sold pursuant to the Option Plan and upon receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable shares of Common Stock of the Corporation.




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Board of Directors
May 11, 2004
Page 3

     We hereby consent to the reference to this firm under the caption "Legal Opinion" in the Prospectus of the Option Plan and to the filing of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,

                                           ELIAS, MATZ, TIERNAN & HERRICK L.L.P.


                                           By:       /s/ Philip Ross Bevan
                                                    ----------------------------
                                                    Philip Ross Bevan, a Partner